UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 920 1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 29, 2022, Avadel Pharmaceuticals plc (the “Company”) announced cost structure optimization efforts to reduce quarterly cash operating expenses. The reduction in cash operating expenses, together with cash, cash equivalents and marketable securities currently on hand, is expected to extend the Company’s cash runway to a potential final approval of its New Drug Application for FT218, which could occur in June 2023 or possibly sooner. The cost structure optimization will include a nearly 50% reduction in the Company’s workforce. The workforce reduction will be completed by the end of August 2022.

As a result of the cost structure optimization efforts, the Company expects to record an aggregate restructuring charge of between $3.0 to $4.0 million, comprised primarily of severance related costs, in the second quarter of 2022. The Company estimates that the cost structure optimization will reduce total recurring quarterly cash operating expenses to between $12.0 to $14.0 million, excluding inventory purchases. These estimates of the restructuring costs that the Company expects to incur and potential operating expense reductions, and the timing thereof, are subject to a number of assumptions and actual results may differ.

Item 8.01.	Other Events.

On June 29, 2022, the Company issued a press release titled “Avadel Pharmaceuticals Provides Corporate Update.” A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Avadel Pharmaceuticals plc on June 29, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to the Company’s future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects, or other events. Such forward-looking statements include, but are not limited to, expectations regarding the timing and results of the Company’s cost structure optimization efforts; the estimated charges and costs expected to be incurred in connection with such cost structure optimization efforts; and the projected cost savings resulting from the Company’s cost structure optimization efforts; the FDA’s tentative and/or full approval of the FT218 NDA, if at all; the commercial launch of FT218, if approved; the potential therapeutic benefit of FT218; and, assuming commercial availability, the potential market opportunity for and anticipated financial performance of FT218.

Any forward-looking statements in this Current Report on Form 8-K are based on estimates and assumptions that are made within the bounds of the Company’s knowledge of its business and operations and that it considers reasonable. However, the Company’s business and operations are subject to significant risks, and, as a result, there can be no assurance that actual results and the results of the Company’s business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in the Company’s forward-looking statements include the risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission (SEC) on March 16, 2022, and subsequent SEC filings.

Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. The Company does not undertake any obligation to publicly update or revise our forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2022	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
Name: Jerad G. Seurer
Title: General Counsel & Corporate Secretary